Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of MassRoots, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of, Isaac Dietrich and Jesus Quintero, Chief Executive Officer and Chief Financial Officer of the Company, respectively, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge and belief:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 16, 2019

/s/ Isaac Dietrich
Isaac Dietrich
Chief Executive Officer (Principal Executive Officer)

/s/ Jesus Quintero
Jesus Quintero
Chief Financial Officer (Principal Financial and Accounting Officer)